UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2017

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendment to the Battlecat Purchase Agreement; Registration Rights Agreement

On a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 2, 2017 (the “June 2, 2017 8-K”), Lonestar Resources US Inc. (the “Company”) reported entering into a purchase and sale agreement (the “Original Battlecat PSA” and, as amended by the Amendment to Battlecat PSA (as defined below), the “Battlecat PSA”) with Battlecat Oil & Gas, LLC (“Battlecat”), pursuant to which the Company agreed to acquire certain oil and gas assets in Dewitt, Gonzales and Karnes Counties, Texas (the “Battlecat Assets”) from Battlecat. The Original Battlecat PSA was filed as Exhibit 2.1 to the June 2, 2017 8-K and is incorporated into this Item 1.01 by reference.

On June 15, 2017, the Company entered into Amendment No. 1 to the Original Battlecat PSA (the “Amendment to Battlecat PSA”), in order to amend the consideration paid to Battlecat and issue shares of the Company’s newly-created Series B Convertible Preferred Stock (the “Series B Preferred Stock”) to Battlecat instead of shares of Class A Common Stock (as defined below). On June 15, 2017, the Company completed the transactions contemplated by the Battlecat PSA (the “Battlecat Closing”) for total consideration of approximately $60 million, consisting of approximately $55 million in cash, subject to certain post-closing adjustments, and 1,184,632 shares of Series B Preferred Stock. Under the terms of the Battlecat PSA, the effective time of the transfer of certain financial benefits and obligations of the Battlecat Assets is April 1, 2017.

In connection with the Battlecat Closing and the issuance of Series B Preferred Stock to Battlecat, the Company entered into a registration rights agreement with Battlecat (the “Battlecat RRA”). Pursuant to the Battlecat RRA, the Company has agreed to provide to Battlecat certain customary demand and piggyback registration rights relating to its ownership of Company stock. The Battlecat RRA contains customary terms and conditions, including certain customary indemnification obligations.

This summary of the Amendment to Battlecat PSA, the Battlecat RRA and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment to Battlecat PSA and the Battlecat RRA, which are filed as Exhibit 2.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Amendment to the Marquis Purchase Agreement; Registration Rights Agreement

In the June 2, 2017 8-K, the Company reported entering into a purchase and sale agreement (the “Original Marquis PSA” and, as amended by the Amendment to Marquis PSA (as defined below), the “Marquis PSA”) with SN Marquis LLC (“Marquis”), a subsidiary of Sanchez Energy Corporation, pursuant to which the Company agreed to acquire certain oil and gas assets in Fayetts, Gonzales and Lavaca Counties, Texas (the “Marquis Assets”) from Marquis. The Original Marquis PSA was filed as Exhibit 2.2 to the June 2, 2017 8-K and is incorporated into this Item 1.01 by reference.

On June 15, 2017, the Company entered into Amendment No. 1 to the Original Marquis PSA (the “Amendment to Marquis PSA”), in order to amend the consideration paid to Battlecat and issue shares of Series B Preferred Stock to Battlecat instead of shares of Class A Common Stock. On June 15, 2017, the Company completed the transactions contemplated by the Marquis PSA (the “Marquis Closing”) for total consideration of approximately $50 million (net of approximately $6 million in customary purchase price adjustments), consisting of approximately $44 million in cash and 1,500,000 shares of the Company’s Series B Preferred Stock. Under the terms of the Marquis PSA, the effective time of the transfer of certain financial benefits and obligations of the Marquis Assets is January 1, 2017. The Amendment to Marquis PSA provides that the Company shall cause each share of Series B Preferred Stock issued to Marquis to be converted into one share of the Company’s Class A Voting Common Stock, par value $0.001 per share (the “Class A Common Stock” and, together with the Company’s Class B Non-Voting Common Stock, par value $0.001 per share, the “Common Stock”) no later than two business days after the consummation of the Stockholder Meeting, as defined below. In addition to customary post-closing purchase price adjustments, the Marquis PSA provides that if shares of Series B Preferred Stock issued thereunder have not converted into shares of Class A Common Stock by November 1, 2017 and the closing sale price of Class A Common Stock as reported on the Nasdaq Global Select Market (“NASDAQ”) on October 31, 2017 is lower than such closing sale price as reported on NASDAQ on June 15, 2017, the Company will make additional payments to Marquis in the amount equal to such per-share price difference multiplied by 1,500,000.

In connection with the Marquis Closing and the issuance of Series B Preferred Stock to Marquis, the Company entered into a registration rights agreement with Marquis (the “Marquis RRA”). Pursuant to the Marquis RRA, the Company has agreed to provide to Marquis certain customary demand and piggyback registration rights relating to Marquis’s ownership of Company stock. The Marquis RRA contains customary terms and conditions, including certain customary indemnification obligations.

This summary of the Amendment to Marquis PSA, the Marquis RRA and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment to Marquis PSA and the Marquis RRA, which are filed as Exhibit 2.2 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Amended and Restated Securities Purchase Agreement; Registration Rights Agreement; Voting and Support Agreements

In the June 2, 2017 8-K, the Company reported entering into a securities purchase agreement (the “Original SPA”) with Chambers Energy Capital III, LP (“Chambers”), pursuant to which the Company agreed to sell to Chambers, in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s newly-created Series A-1 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”), and Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock” and, collectively with the Series A-1 Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), for an aggregate purchase price of $78 million. The Original SPA was filed as Exhibit 10.1 to the June 2, 2017 8-K.

On June 15, 2017, the Company amended and restated the Original SPA in its entirety by entering into an amended and restated securities purchase agreement (the “SPA”) with Chambers. On the same day, the Company closed the transactions contemplated by the SPA (the “SPA Closing”) and issued to Chambers 5,400 shares of Series A-1 Preferred Stock and 74,600 shares of Series A-2 Preferred Stock. Pursuant to the terms of the SPA, the Company has agreed to use commercially reasonable efforts to hold a stockholder meeting (the “Stockholder Meeting”) by no later than December 15, 2017 and to obtain at the meeting stockholder approval of the conversion of all shares of Series A Preferred Stock issued or issuable under the SPA into shares of Class A Common Stock (the “Stockholder Approval”).

Pursuant to the terms of the SPA, the board of directors (the “Board”) of the Company elected Phillip Z. Pace as a director of the Company, effective immediately upon the SPA Closing, to serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2018 and until his successor is duly elected and qualified. In addition, effective immediately upon the SPA Closing, Matthew B. Ockwood will be permitted to attend meetings of the Board solely in the capacity of a non-voting observer of the Board. Following the SPA Closing, (a) for so long as Chambers and other persons or entities who become holders of the securities issued or issuable under the SPA and who have previously been approved by the Company in its sole discretion (together with Chambers, the “Approved Holders”) beneficially own (i) at least 20% of the total number of outstanding shares of the Company’s Common Stock, on an as-converted basis, or (ii) at least 30% of the number of shares of Series A Preferred Stock issued to Chambers at the SPA Closing and at least 15% of the total number of outstanding shares of the Company’s Common Stock, on an as-converted basis, the Approved Holders will have the right to designate two directors to the Board; and (b) for so long as the Approved Holders beneficially (i) own at least 10% of the total number of outstanding shares of the Company’s Common Stock, on an as-converted basis, or (ii) at least 15% of the number of shares of Series A Preferred Stock issued to Chambers at the SPA Closing and at least 5% of the total number of outstanding shares of Common Stock, on an as-converted basis, the Approved Holders will have the right to designate one director to the Board.

After the SPA Closing and for so long as the Approved Holders beneficially own at least 10% of the total number of outstanding shares of Common Stock of the Company, on an as-converted basis, or at least 15% of the number of Series A Preferred Stock issued to Chambers at the SPA Closing, the Company cannot undertake certain actions without the prior consent of holders of a majority of all shares of Common Stock, on an as-converted basis, held by the Approved Holders.

Prior to June 15, 2020, Chambers and its affiliates are prohibited from directly or indirectly engaging in any short sales involving the Common Stock or securities convertible into, or exercisable or exchanged for, Common Stock.

Without the prior written consent of the Board, the Approved Holders are subject to customary standstill restrictions until the earlier of (i) the two-year anniversary of the date the Approved Holders are no longer entitled to designate any director to the Board and (ii) the date the Company fails to fully declare and pay all accrued dividends on either series of the Series A Preferred Stock after there are no PIK Quarters (as defined below) remaining.

In connection with the SPA Closing and the issuance of shares of Series A Preferred Stock, the Company entered into a registration rights agreement with Chambers (the “Chambers RRA”). Under the Chambers RRA, the Company has agreed to provide to Chambers certain customary demand and piggyback registration rights relating to Chambers’ ownership of Company stock. The Chambers RRA contains customary terms and conditions, including certain customary indemnification obligations.

In addition, in connection with the SPA Closing, the Company entered into voting and support agreements with ERF Holding Guernsey Limited, EF Realisation Company Limited, JETX Energy, LLC (f/k/a Juneau Energy, LLC), Leucadia National Corporation, John H. Murray, Daniel Lockwood, Barry D. Schneider, Doug W. Banister, Charles W. Stocker III, Frank D. Bracken, III, Henry B. Ellis, John H. Pinkerton, Randy Wolsey, Thomas H. Olle, EcoFin Holdings International Pension Scheme RE BL and Christopher Rowland, pursuant to which each such stockholder has agreed to vote in favor of the Stockholder Approval at the Stockholder Meeting.

This summary of the SPA, the Chambers RRA, the voting and support agreements and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA (to which the form of the voting and support agreements has been attached as an exhibit) and the Chambers RRA, which is filed as Exhibit 10.1 and Exhibit 4.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Certificates of Designations

On June 15, 2017, in connection with the Marquis Closing, the Battlecat Closing and the SPA Closing, the Company filed with the Secretary of State of Delaware (i) a Certificate of Designations of Convertible Participating Preferred Stock, Series A-1 (the “Series A-1 Certificate of Designations”), (ii) a Certificate of Designations of Convertible Participating Preferred Stock, Series A-2 (the “Series A-2 Certificate of Designations”), and (iii) a Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations” and, together with the Series A-1 Certificate of Designations and the Series A-2 Certificate of Designations, each, a “Certificate of Designations”) to, among other things, authorize and establish the rights and preferences of each series of Preferred Stock.

Each of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock is a new class of equity security. Each series of Series A Preferred Stock ranks senior to Class A Common Stock with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, and each series initially has a stated value of $1,000 per share (the “Stated Value”). Series B Preferred Stock ranks pari passu with Class A Common Stock with respect to dividend rights, but senior to Class A Common Stock with respect to rights upon the liquidation, winding-up or dissolution of the Company, with a par value of $0.001 per share.

If the Stockholder Approval is obtained, each outstanding share of Series A-2 Preferred Stock will automatically convert into one share of Series A-1 Preferred Stock, subject to customary adjustments. No later than two business days following the holding of the Stockholder Meeting, each share of Series B Preferred Stock will automatically convert into one share of Class A Common Stock, whether or not the Stockholder Approval has been obtained.

Holders of Series A-1 Preferred Stock will be entitled to vote with holders of Class A Common Stock on an as-converted basis upon the consummation of the Stockholder Meeting, whether or not the Stockholder Approval is obtained. Holders of Series A-2 Preferred Stock are entitled to vote with the holders of Series A-1 Preferred Stock on all matters submitted for a vote of holders of Preferred Stock as a separate class, but in no event are entitled to vote with the holders of Class A Common Stock. Holders of Series B Preferred Stock have no voting rights, except as described below. Holders of any series of Preferred Stock are entitled to one vote per share on any matter on which holders of such applicable series are entitled to vote separately as a class. In addition, for so long as shares of a particular series of Preferred Stock are outstanding, the affirmative vote or consent of holders of at least a majority of the outstanding shares of such series, voting together as a separate class, is necessary for effecting any amendment or modification to the certificate of incorporation or the applicable Certificate of Designations that would materially and adversely affect the relative rights, preferences, privileges or voting power of such series.

Shares of Series A-1 Preferred Stock will be immediately convertible into shares of Class A Common Stock at the option of the holders of such Series A-1 Preferred Stock upon the consummation of the Stockholder Meeting, at a per share rate (the “Conversion Rate”) equal to the Stated Value of such share divided by six, subject to certain adjustments (the “Conversion Price”). Upon the consummation of the Stockholder Meeting, the Company will have the option to convert Series A-1 Preferred Stock to Class A Common Stock if the volume weighted average price of Class A Common Stock exceeds the following percentages of the Conversion Price for twenty out of thirty consecutive trading days: (i) 200%, if such mandatory conversion occurs prior to June 15, 2019, (ii) 175%, if such mandatory conversion occurs after June 15, 2019 but before June 15, 2020, and (iii) 150%, if such mandatory conversion occurs after June 15, 2020. If on June 15, 2024, the Stockholder Meeting has been consummated (no matter whether or not the Stockholder Approval has been obtained) and the trailing 20-day volume weighted average price of Class A Common Stock (the “Prevailing Price”) is equal to or greater than the Conversion Price then in effect, then each share of the Series A-1 Preferred Stock then outstanding will automatically convert to Class A Common Stock at the then applicable Conversion Rate. Notwithstanding anything to the contrary in the foregoing, in no event will in excess of 1,678,089 shares of Class A Common Stock be issued in connection with the conversion of Series A-1 Preferred Stock in advance of the Stockholder Approval, and such conversion will only occur to the extent it will not result in a violation of any applicable rules of The NASDAQ Stock Market LLC, (provided, that the Company is to take commercially reasonable efforts to effect the issuance in compliance with such rules).

Holders of Series A Preferred Stock will be entitled to cumulative dividends payable quarterly initially at a rate of 9% per annum (the “Dividend Rate”) in cash and, for any 12 quarters (“PIK Quarters”), at the Company’s option, (i) in the form of additional shares of the respective series of Series A Preferred Stock at a per share price equal to $975 or (ii) by increasing Stated Value, in lieu of cash. After the 12 PIK Quarters, if the Company fails to fully declare and pay dividends in cash, then the Dividend Rate for Series A Preferred Stock will automatically increase by 5.0% per annum for the next succeeding dividend period and then an additional 1.0% for each successive dividend period, up to a maximum Dividend Rate of 20.0% per annum, until the Company pays dividends at such increased rate fully in cash for two consecutive quarters. Separately, if the Stockholder Approval has not been obtained by December 15, 2017, the Dividend Rate for Series A-2 Preferred Stock will automatically increase by 5% per annum for the dividend period ended on March 31, 2018 and by an additional 0.5% each quarter thereafter until the Stockholder Approval is obtained, up to a maximum Dividend Rate of 20.0% per annum. In addition to dividends rights described above, holders of all series of Preferred Stock will be entitled to receive dividends or distributions declared or paid on Class A Common Stock on an as-converted basis.

If on June 15, 2024, the Prevailing Price is less than the Conversion Price then in effect, the Dividend Rate for Series A-1 Preferred Stock will automatically increase to 20.0% per annum, payable only in cash, unless automatically converted as described above. However, the Company, at its option, may instead elect to exchange each share of Series A-1 Preferred Stock for senior unsecured notes of the Company with a two-year maturity, a 9.0% per annum coupon payable semi-annually in cash, and governed by terms substantially similar to the Company’s most recent high yield indenture at that time.

After June 15, 2020, the Company may redeem shares of Series A Preferred Stock in cash at a per share amount equal to (i) 110% of the Stated Value, if the redemption occurs prior to June 15, 2021, (ii) 105% of the Stated Value, if the redemption occurs prior to June 15, 2022, and (iii) 100% of the Stated Value, if the redemption occurs after June 15, 2022, in each case, plus any unpaid dividends. If the Stockholder Approval is not obtained on or prior to June 15, 2024, the Company must redeem all outstanding shares of Series A-2 Preferred Stock at the Stated Value then in effect on June 15, 2014. If at any time after June 15, 2024 the Company fails to fully declare and pay a quarterly dividend in cash on Series A-1 Preferred Stock, then the Company must redeem in cash all outstanding Series A-1 Preferred Stock at the Stated Value then in effect.

This summary of the Certificates of Designations does not purport to be complete, and is qualified in its entirety by reference to the full text of the Certificates of Designations, which are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Amendments to Registration Rights Agreements

In connection with the Battlecat Closing, the Marquis Closing and the SPA Closing, on June 15, 2017, the Company entered into (i) a first amendment to registration rights agreement (the “Leucadia RRA Amendment”) with Leucadia National Corporation and Juneau Energy, LLC (n/k/a JETX Energy, LLC) (collectively, “Leucadia”), which amends the registration rights agreement, dated as of August 2, 2016, by and among the same parties, and (ii) a first amendment to registration rights agreement (the “EF RRA Amendment” and, together with the Leucadia RRA Amendment, the “RRA Amendments”) with EF Realisation Company Limited (“EF”), which amends the registration rights agreement, dated as of October 26, 2016, by and between the same parties. The RRA Amendments set forth the relative priorities, with respect to demand and piggyback registration rights, among the applicable party thereto, Battlecat, Marquis and Chambers under their respective registration rights agreements with the Company.

This summary of the Leucadia RRA Amendment and the EF RRA Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Leucadia RRA Amendment and the EF RRA Amendment, which are filed as Exhibit 4.4 and Exhibit 4.5 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Amendment to Credit Agreement

In connection with the Marquis Closing and the Battlecat Closing, on June 15, 2017, Lonestar Resources America, Inc., a wholly owned subsidiary of the Company (“LRAI”), entered into the Sixth Amendment and Joinder to Credit Agreement (the “Amendment”) to its Credit Agreement, dated as of July 28, 2015 (as amended by the Amendment and as otherwise amended and modified from time to time prior to the Amendment, the “Credit Agreement”), among LRAI, the subsidiary guarantors party thereto, the several lenders party thereto and Citibank, N.A., in its capacity as administrative agent and as issuing bank. Pursuant to the Amendment, the Credit Agreement was amended to (i) increase the borrowing base from $112 million to $160 million until redetermined or adjusted in accordance with the Credit Agreement, (ii) modify the maximum leverage ratio threshold to be 4.0 to 1.0 for all periods, starting with the fiscal quarter ending September 30, 2017, and providing that EBITDAX (as defined in the Credit Agreement) shall be calculated at the end of each fiscal quarter using the results of the twelve-month period ending with that fiscal quarter end; provided, that EBITDAX shall be calculated (x) at the end of the fiscal quarter ending September 30, 2017 using an amount equal to the EBITDAX for such fiscal quarter, multiplied by four, (y) at the end of the fiscal quarter ending December 31, 2017 using an amount equal to the EBITDAX for the two fiscal quarter period ended on such date, multiplied by two and (z) at the end of the fiscal quarter ending March 31, 2018 using an amount equal to the EBITDAX for the three fiscal quarter period ended on such date, multiplied by four-thirds, (iii) permit LRAI to declare and pay dividends to the Company equal to the amount of any cash dividends declared and payable in accordance with the terms of the Series A-1 Certificate of Designations and the Series A-2 Certificate of Designations, subject to certain specified terms and conditions and (iv) amend certain other provisions of the Credit Agreement as more specifically set forth in the Amendment. LRAI borrowed approximately $24 million under the Credit Agreement to partially finance the acquisitions of the Battlecat Assets and the Marquis Assets.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 regarding the transactions described under the headings “Closing of the Battlecat Purchase and Sale Agreement” and “Closing of the Marquis Purchase and Sale Agreement” is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 regarding the Amendment is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information in Item 1.01 of this Current Report on Form 8-K regarding the issuances of Preferred Stock is incorporated by reference into this Item 3.02. The securities were, in each case, issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act as an issuance not involving a public offering. Battlecat, Marquis and Chambers represented to the Company that each is an “accredited investor” as defined in Rule 501 of the Securities Act, and appropriate legends will be affixed to any certificates evidencing the Preferred Stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 14, 2017, pursuant to Section 4.4(a) of the SPA, the Board elected Phillip Z. Pace as a director of the Company, subject to and effective immediately upon the SPA Closing. Mr. Pace is a partner of Chambers Energy Management, LP, an affiliate of Chambers. The disclosure under Item 1.01 above regarding the terms of the SPA is incorporated by reference in this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed the Certificates of Designations with the Secretary of State of the State of Delaware on June 15, 2017.    The information set forth above in Item 1.01 with respect to the Certificates of Designations is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired. The financial information required by Item 9.01(a) of this Current Report with respect to the acquisition of the Marquis Assets has not been included with this filing and will be filed by amendment to this Current Report not later than seventy-one (71) calendar days after the date of this filing.

(b) Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report with respect to the acquisition of the Marquis Assets has not been included with this filing and will be filed by amendment to this Current Report not later than seventy-one (71) calendar days after the date of this filing.

(d) Exhibits.

Exhibit Number	Description

2.1*	Amendment No. 1, dated June 15, 2017, to the Purchase and Sale Agreement, dated May 26, 2017, by and between Lonestar Resources US Inc. and Battlecat Oil & Gas, LLC.

2.2*	Amendment No. 1, dated June 15, 2017, to the Purchase and Sale Agreement by and between Lonestar Resources US Inc. and SN Marquis LLC, dated as of May 26, 2017.

3.1	Certificate of Designations of Series B Convertible Preferred Stock.

3.2	Certificate of Designations of Series A-1 Convertible Participating Preferred Stock.

3.3	Certificate of Designations of Series A-2 Convertible Participating Preferred Stock.

4.1	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and Battlecat Oil & Gas, LLC.

4.2	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and SN UR Holdings, LLC.

4.3	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and Chambers Energy Capital III, LP.

4.4	Amendment No. 1, dated June 15, 2017, to the Registration Rights Agreement by and among Lonestar Resources US Inc., Leucadia National Corporation and Juneau Energy, LLC.

4.5	Amendment No. 1, dated June 15, 2017, to the Registration Rights Agreement by and between Lonestar Resources US Inc. and EF Realisation Company Limited.

10.1	Amended and Restated Securities Purchase Agreement by and between Lonestar Resources US Inc., and Chambers Energy Capital III, LP, dated June 15, 2017.

10.2	Sixth Amendment and Joinder dated June 15, 2017 to the Credit Agreement dated July 28, 2015, as amended or otherwise modified, by and among Lonestar Resources America, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., Inc. as administrative agent and issuing bank.

*	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: June 21, 2017	By:	/s/ Frank D. Bracken III
	Name:	Frank D. Bracken III
	Title:	Chief Executive Officer

Exhibit Number	Description

2.1*	Amendment No. 1, dated June 15, 2017, to the Purchase and Sale Agreement, dated May 26, 2017, by and between Lonestar Resources US Inc. and Battlecat Oil & Gas, LLC.

2.2*	Amendment No. 1, dated June 15, 2017, to the Purchase and Sale Agreement by and between Lonestar Resources US Inc. and SN Marquis LLC, dated as of May 26, 2017.

3.1	Certificate of Designations of Series B Convertible Preferred Stock.

3.2	Certificate of Designations of Series A-1 Convertible Participating Preferred Stock.

3.3	Certificate of Designations of Series A-2 Convertible Participating Preferred Stock.

4.1	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and Battlecat Oil & Gas, LLC.

4.2	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and SN UR Holdings, LLC.

4.3	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and Chambers Energy Capital III, LP.

4.4	Amendment No. 1, dated June 15, 2017, to the Registration Rights Agreement by and among Lonestar Resources US Inc., Leucadia National Corporation and Juneau Energy, LLC.

4.5	Amendment No. 1, dated June 15, 2017, to the Registration Rights Agreement by and between Lonestar Resources US Inc. and EF Realisation Company Limited.

10.1	Amended and Restated Securities Purchase Agreement by and between Lonestar Resources US Inc., and Chambers Energy Capital III, LP, dated June 15, 2017.

10.2	Sixth Amendment and Joinder dated June 15, 2017 to the Credit Agreement dated July 28, 2015, as amended or otherwise modified, by and among Lonestar Resources America, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., Inc. as administrative agent and issuing bank.

*	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.